SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 18549

SCHEDULE 14C

(Rule 14C-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☒	Definitive Information Statement

ALLIANCE HEALTHCARD, INC.
(Name of Registrant as Specified In Its Charter)

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Alliance HealthCard, Inc.

3500 Parkway Lane, Suite 720

Norcross, Georgia 30092

RE: Notice of Action by Written Consent of Shareholders to be Effective August 20, 2005.

Dear Shareholder:

We are notifying our shareholders of record on July 1, 2005, that shareholders owning 2,270,033 shares of our common stock representing 50.2% of our outstanding Common Stock on July 1, 2005, have executed a written consent in lieu of an annual meeting approving:

1.	The election of 5 directors to serve on the company’s board of directors for a one-year term; and

2.	Ratification of the appointment of Miller, Ray & Houser as the company’s independent auditors for the fiscal year ending September 30, 2005.

Under the Georgia Business Corporation Code and the company’s bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of the company’s outstanding common stock is sufficient under the Georgia Business Corporation Code and the company’s bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to the other shareholders of the company for a vote. This letter is the notice required by Section 14-2-704(f) of the Georgia Business Corporation Code.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

An information statement containing a detailed description of the matters adopted by written consent in lieu of an annual meeting of shareholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions taken by the holders of a majority of the voting power of the Company.

The company will first mail this information statement to shareholders on or about July 15, 2005.

By Order of the board of directors

/s/ Robert D. Garces, Chief Executive Officer
July 15, 2005

Alliance Healthcard, Inc.

3500 Parkway Lane, Suite 720

Norcross, Georgia 30092

(770) 734-9255

DEFINITIVE

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this information statement to inform you of the actions taken by the holders of a majority of our outstanding common stock by written consent in lieu of an annual meeting.

What actions were taken by the written consent in lieu of an annual meeting?

The holders of a majority of our outstanding common stock executed a written consent:

1.	Electing 5 directors to serve on our board of directors for a one-year term. This action is described beginning on page 2 of this information statement.

2.	Ratifying the appointment of Miller, Ray & Houser as our independent auditors for the fiscal year ending September 30, 2005. This action is described beginning on page 9 of this information statement.

How many shares were voted for the actions?

The approval and adoption of each of the actions taken by written consent in lieu of an annual meeting requires the consent of the holders of a majority of the shares of our outstanding common stock. 4,524,263 shares of our common stock were outstanding on the record date. Each share of our common stock is entitled to one vote. The holders of 2,270,033 shares of our common stock, representing 50.2% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on August 20, 2005. Under Georgia Business Corporation Code and the company’s bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of our outstanding common stock is sufficient under the Georgia Business Corporation Code and our articles of incorporation and bylaws to approve the actions described above. As a result, all actions described in this information statement will be effected on August 20, 2005, without any further action or vote by shareholders.

Am I entitled to dissenter’s rights?

The Georgia Business Corporation Code does not provide for dissenter’s rights for the actions taken by written consent in lieu of an annual meeting.

Action 1 — Election of Directors

The holders of 2,270,033 shares of our common stock, representing 50.2% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on August 20, 2005, electing 5 directors to serve on our board of directors. The directors will serve for a one year term and until their successors are duly elected and qualified at the annual meeting of our shareholders to be held in 2006 or until the earlier of their death, resignation, or removal. The following persons have been elected to the board of directors:

Name	Age	Company Position
Robert D. Garces	55	Chairman of the board of directors and Chief Executive Officer
Thomas W. Kiser	42	Director and President
Howard C. Chandler, Jr. M.D.	43	Director
Larry G. Gerdes	55	Director
Richard M. Jackson	50	Director

Business Experience.

Robert D. Garces

Mr. Garces (age 56) is a co-founder of the Company and has served as the Chairman of the board of directors and Chief Executive Officer since the Company was organized. Mr. Garces also serves as Chairman of NovaNet, Inc., a company he founded in 1994 that provides a network of physicians, hospitals, and other ancillary health services to self-insured employers and insurance companies. In 1996, Mr. Garces co-founded Better Image, Inc. a consortium of Plastic Surgeons around the United States. In 1989 Mr. Garces developed a physician billing company for anesthesia departments for hospitals. In 1974, Mr. Garces started Southeastern Medical Consultants, a physician billing and management company. During this same period, Mr. Garces also founded two other companies, ARTAC a software and receivables management company for hospital business offices and Southern Medical Imaging, a mobile imaging company.

Thomas W. Kiser

Mr. Kiser (age 42) is a co-founder of the Company and has served as its President since the Company was organized. In 1996, Mr. Kiser founded TWK Enterprises, Inc., a real estate acquisition and development company in Atlanta, Georgia. Mr. Kiser also serves as President of TWK Enterprises, Inc., however, operations are handled by outside property management, reporting to Mr. Kiser. From 1991 to 1996, Mr. Kiser formed two franchise companies, TC Concepts, Inc. in Orlando, Florida and MKM, Inc. in Atlanta, Georgia, which was sold in 1994 and 1997 respectively. From 1989 through 1991, Mr. Kiser held retail and institutional sales positions with Bear Stearns Company and Shapiro Carter and Company. In 1988, Mr. Kiser joined Marshall and Company, an Atlanta based regional investment banking firm specializing in the private placement and underwriting of securities of small- capitalization southeastern companies. From 1986 through 1988, Mr. Kiser was an assistant manager with Stuart James Co, an investment banking and brokerage company.

Howard C. Chandler, Jr. M.D.

Dr. Chandler (age 43) has served as a Director since the Company was organized. Dr. Chandler is a board Certified practicing neurosurgeon and is the President and Chief Executive Officer of the Montana Neuroscience Institute, located in Missoula, Montana. He is also founder and Chairman of Interwest Health, LLC, a managed care organization that develops and maintains networks of physicians, hospitals, and ancillary health services used by insurance companies and self-insured employers. He has been the program director of the Montana Neurosurgery Symposium since 1995.

Larry G. Gerdes

Mr. Gerdes (age 55) has served as a Director of the Company since February 1, 2001. Mr. Gerdes has served as the President and Chief Executive Officer of Transcend Services, Inc. since May 1993. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until January 1995, Mr. Gerdes was the Chairman of the board of directors of the former Transcend Services, Inc. For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, including Chief Financial Officer and Executive Vice President. Mr. Gerdes also serves as a Director of EBIX.Com, Inc.

Richard M. Jackson

Mr. Jackson (age 50) has served as a Director of the Company since November 30, 1999. Mr. Jackson is currently the President of Surgical Information Systems, which he founded in 1997. In 1992, Mr. Jackson co-founded Premier Ambulatory Surgery Center out of Pasadena, CA, which became the 3rd largest surgery center company in America and recently became a part of HealthSouth. In 1987, Mr. Jackson founded and served as chairman of the board of a hospital staffing firm that subsequently became Premier Anesthesia, one of the largest anesthesia contract management firms in the industry. In 1978, Mr. Jackson founded Jackson & Coker, a physician recruiting firm.

Robert D. Garces and Howard Chandler, Jr. are brothers-in-law.

General Information Concerning the board of directors.

Meetings

During the year ended September 30, 2004, our board of directors held three meetings and took action by unanimous written consent in lieu of a meeting one time. Each member of the board of directors participated at least 75% of the meetings of the board and committees on which he served. In the interim between annual meetings, the board has the authority under our bylaws to increase or decrease the size of the board and to fill vacancies on the board, for the unexpired term of such vacant position.

Compensation of Directors.

The Company’s Directors do not receive any compensation for their services on the board of directors or any committee thereof, but are reimbursed for expenses incurred in connection with their attendance at board or committee meetings. However, non-employee directors have received options to purchase shares of Common Stock pursuant to the 1999 Stock Option Plan.

The Company granted certain board members stock options relating to 400,000 shares of Common Stock during the year ended September 30, 2004, related to the personal guarantees for the Company’s line of credit.

Conflicts of Interest

Our management does not have other financial and business interests to which a significant amount of time is devoted and does not pose any conflicts of interest with regard to the allocation of their time and efforts.

Code of Ethics

We have a code of ethics that applies to members of our board, our officers including our president (our principal executive officer), and our chief financial officer (our principal financial and accounting officer). The code of ethics sets forth written standards which are designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us; compliance with applicable governmental laws, rules, and regulations; prompt internal reporting of violations of the code of ethics to an appropriate person or persons identified in the code of ethics; and accountability for adherence to the code of ethics. A copy of the code of ethics is attached as Exhibit 14.1 to our annual report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission on December 22, 2004.

Independence

Three of our five directors are “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. on our board. Our independent directors are Dr. Chandler and Messrs. Gerdes and Jackson.

Committees of the Board

The board of directors has one standing committee that is the stock option and compensation committee. The board of directors does not have a standing audit committee or a nominating committee and the functions of those committees are performed by the full board of directors. The board of directors has not adopted a charter for any of the audit committee, nominating committee, or compensation committee. The board has no standing committees, because at the company’s current stage of development, the board has not felt the need to appoint committees. There is not an audit committee financial expert on the board of directors.

The Stock Option and Compensation Committee (the “Compensation Committee”), comprised of Mr. Garces, Mr. Gerdes and Mr. Jackson, acts as administrator of Alliance HealthCard’s stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Alliance HealthCard’s executive officers. The Compensation Committee held four meetings and acted four times by unanimous consent in the twelve months ended September 30, 2004.

Audit Committee Report.

The Securities and Exchange Commission’s rules require the company to include in this information statement a report from the audit committee of the board. Since our board does not have a standing audit committee, the entire board performs the functions of the audit committee. We have reviewed and discussed the financial statements with the company’s independent auditors and discussed with the company’s independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The company’s independent auditors provided us with the written disclosures required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and we discussed with the Company’s independent auditors their independence from management and the company. Based upon our discussion with the independent auditors and our review of the report of the independent auditors, we have included the audited financial statements in the company’s Annual Report on Form 10-KSB for the year ended September 30, 2004, filed with the Securities and Exchange Commission on December 22, 2004.

Submitted by the board of directors, acting as the Audit Committee:

/s/ Robert D. Garces
/s/ Thomas W. Kiser
/s/ Howard C. Chandler, Jr. M.D.
/s/ Larry G. Gerdes
/s/ Richard M. Jackson

Stock Option and Compensation Committee Report.

During fiscal 2004, the Stock Option and Compensation Committee of the board of directors was comprised of one employee member and two non-employee members of the board: Robert D. Garces, Richard M. Jackson, and Larry G. Gerdes. The Compensation Committee held four meetings and acted four times by unanimous consent in the twelve months ended September 30, 2004.

The Stock Option and Compensation Committee establishes the general compensation policy for all executive officers of the Company and administers the incentive plans, including the 2000 Stock Option Plan and the cash bonus program for executive officers. The Stock Option and Compensation Committee also is responsible for reviewing executive officer compensation levels and evaluation management performance. The discussion set forth below is a report submitted by the Stock Option and Compensation Committee regarding the Company’s compensation policies and programs for executive officers for 2004.

Philosophy

The Company’s executive compensation program is designed to reward outstanding performance and results. The Stock Option and Compensation Committee believes the Company must pay competitively to attract, motivate and retain qualified executives. In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

To accomplish these objectives, the Stock Option and Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, performance incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company’s overall compensation philosophy.

Base Salary Program

The Company’s base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. The Company periodically reviews its executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company’s overall financial and operating results. During 2004, Robert D. Garces, (Chairman and CEO), received a 16.7% increase from an annual base salary level of $120,000 to $140,000 effective October 1, 2004.

Performance Bonuses

Performance bonuses are intended to (i) reward executive officers based on Company performance, (ii) motivate executive officers, and (iii) provide pay-for-performance cash compensation opportunities to executive officers of the Company. Accordingly, a portion of the executive’s compensation is contingent upon corporate performance and adjusted where appropriate, based on an executive’s performance against personal performance objectives. Performance bonuses paid for fiscal 2004 are reported on the Summary Compensation Table.

Long-Term Incentives

Long-term incentives are designed to focus the efforts of executive officers on the long-term goals of the Company and to maximize total return to the shareholders of the Company. The Stock Option and Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interest of executive officers with the shareholders of the Company by providing value to the executive officers through stock price appreciation only. Stock options issued by the Company generally have a ten-year term before expiration, are exercisable over a number of years from the date of grant, and executives must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee believes that dependence on stock options for a portion of executives’ compensation more closely aligns such executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is linked directly to stock price.

The Stock Option and Compensation Committee continually evaluates the Company’s compensation policies and procedures with respect to executives. Although the Stock Option and Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company’s shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

Submitted by the Stock Option and Compensation Committee:

/s/ Robert D. Garces
/s/ Larry G. Gerdes
/s/ Richard M. Jackson

Selection of Nominees

The entire board considers candidates for the board of directors. The board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, each candidate will be evaluated in light of the strengths of the other members of the board and the needs of the board and our company at the time of the election, and the following criteria:

•	Reputation for integrity.

•	Business expertise and achievements.

•	Demonstrated ability and sound judgment that usually will be based on broad experience.

•	Ability and willingness to devote the required amount of time, to our affairs, including attendance at board and committee meetings, and the annual shareholders’ meeting.

•	Temperament and objectivity.

•	Commitment to our values of building sound, long-term growth for our shareholders.

The board of directors will also consider candidates for directors nominated by shareholders.

Shareholder Recommendations for Nomination as a Director

A shareholder who wishes to submit a candidate for consideration at the annual meeting of shareholders to be held in 2006, must notify the secretary of the company, in writing, no later than December 31, 2005. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned, and other information required to be included in proxy solicitations. A statement from the proposed candidate must also be furnished, indicating the candidate’s desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a shareholder’s right to nominate a candidate for director.

Communications With the Board

Shareholders and other parties interested in communicating with our board may do so by writing to the board of directors, Alliance HealthCard, Inc., 3500 Parkway Lane, Suite 720 Norcross, Georgia 30092. The chairman of the board reviews and forwards all such correspondence to the other members of the board. Directors may at any time review a log of all correspondence received by the company that is addressed to the board and request copies of any such correspondence.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Security Exchange Act of 1934 requires directors, executive officers, and 10% or greater shareholders of the Company to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the company (Form 4 and Form 5) and to provide copies of these Forms, as filed, to the company. Based solely on our review of the copies of these forms received by us, or representations from certain reporting persons, we believe that SEC beneficial ownership reporting requirements for fiscal 2004, were met with the following exceptions:

A Form 4 report for Howard Chandler, Jr., filed on January 29, 2004 was not filed within the required time period required by Section 16(a) of the Securities Exchange Act of 1934. The transaction represented 18,000 shares of the Company’s common stock purchased on January 7, 2004 and January 23, 2004 that were not reported until January 29, 2004.

Due to the complexity of the reporting rules, we expect to institute procedures to assist our officers and directors with these obligations.

EXECUTIVE COMPENSATION

The table below shows the annual, long-term and other compensation for services in all capacities to the Company and its subsidiaries paid during the year ended September 30, 2004, to the chief executive officer and the other four most highly compensated executive officers of the company during the year ended September 30, 2004 (our “named executive officers”):

Summary Compensation Table

Name and Principle Position	Year	Annual Compensation		Long Term Compensation
		Salary $	Bonus $	Securities Underlying Options/SARs (#)
Robert Garces, Chairman & Chief Executive Officer	2004 2003 2002	133,339 97,855 71,537	37,500 35,000 —	80,000 50,000 60,000
Thomas Kiser, Director & President	2004 2003 2002	122,207 70,849 77,691	22,500 10,000 —	80,000 15,000 60,000
Robert Goodyear, Chief Operating Officer & Secretary/Treasurer	2004 2003 2002	105,614 88,000 100,000	22,500 25,000 —	— 25,000 —
Rita McKeown, Chief Financial Officer	2004 2003 2002	70,538 63,531 69,992	7,500 1,000 —	5,000 6,000 —

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding individual grants of options and warrants to purchase Alliance HealthCard Common Stock during the twelve months ended September 30, 2004 to each of the Named Executive Officers. All stock option grants were made pursuant to the Alliance HealthCard, Inc. 1999 Stock Option Plan. The compensation committee of the board of directors approved all stock option grants during 2004.

Name	Number of Securities Underlying Options/SAR’s Granted (#) (1)	% of Total Options/SAR’s Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share)	Expiration Date
Robert Garces (3)	60,000	12.4%	$0.68	September 8, 2014
Robert Garces (3)	20,000	4.1%	$0.74	September 8, 2014
Thomas Kiser (4)	60,000	12.4%	$0.68	September 8, 2014
Thomas Kiser (4)	20,000	4.1%	$0.74	September 8, 2014
Rita McKeown (5)	5,000	1.0%	$1.01	May 26, 2014

(1)	Stock options are granted with an exercise price equal to the fair market value of the Alliance HealthCard Common Stock on date of grant.

(2)	Alliance HealthCard granted options and warrants to purchase an aggregate of 483,994 shares to all directors, officers and employees in the twelve months ended September 30, 2004.

(3)	Mr. Garces was granted 80,000 options on September 8, 2004. These options are fully vested.

(4)	Mr. Kiser was granted 80,000 options on September 8, 2004. These options are fully vested.

(5)	Ms. McKeown was granted 5,000 options on May 26, 2004. These options vest over a three-year period.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

None.

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements.

We have not entered into employment agreements with any of our officers or directors.

Action 2 — Ratification of Auditors

The holders of 2,270,033 shares of our common stock, representing 50.2% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on August 20, 2005, ratifying the board of directors’ engagement of Miller, Ray & Houser as the Company’s independent accountants for the fiscal year ending September 30, 2005.

Previous Audit Fees

During 2004 and 2003, we incurred the following fees for professional services rendered by the principal accountant:

	2004		2003
Fees for audit services		$37,500		$35,100
Fees for audit-related services	$		$
Tax fees		$1,500		$1,400
Financial Information Systems Design and Implementation Fees	$		$
All other fees	$		$

Preapproval Policies

The board of directors, acting as the audit committee, must pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The board has not designated any exclusions to this general policy or delegated its responsibility to any officer or director.

Beneficial Ownership of Principal shareholders, Directors, and Management

As of May 20, 2005, the company had approximately 4,524,263 shares of common stock outstanding. The holders of a majority of the outstanding shares of common stock have executed a shareholder action by written consent in lieu of an annual meeting which is effective on August 20, 2005. As a result, all actions described in this information statement will be effected on August 20, 2005, or as soon thereafter as practicable.

The following table sets forth, as of March 31, 2005, certain information regarding the shares of the Company’s outstanding Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over more than 5% of the Company’s Common Stock and (ii) each of the Company’s officers and directors. The address for all persons listed below is: 3500 Parkway Lane, Suite 720, Norcross, Georgia 30092.

	Shares of Common Stock Beneficially Owned (1)	% of Ownership
Robert D. Garces (2)	1,095,800	22.2%
Thomas W. Kiser	1,020,050	20.8%
Robert R. Goodyear	193,000	4.1%
Rita W. McKeown	35,400	0.8%
Howard C. Chandler, Jr. (3)	704,600	15.1%
Larry G. Gerdes (4)	316,665	6.8%
Richard Jackson (5)	325,668	6.9%
All directors and officers as a group	3,691,183	61.1%

(1)	“Beneficially Owned” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options and warrants to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 4,524,263 shares outstanding as of March 31, 2005 except for certain parties who hold presently exercisable options to purchase Common Stock, which are exercisable within 60 days of March 31, 2005. The percentages for those parties who hold presently exercisable options to purchase Common Stock, which are exercisable within 60 days of March 31, 2005, are based upon the sum of 4,544,263 shares plus the number of shares subject to presently exercisable options to purchase Common Stock, which are exercisable within 60 days of September 30, 2004, held by them as indicated in the following notes. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(2)	Includes 1,200 shares held by Mr. Garces’ minor children and 1,050 shares held by Mr. Garces’ spouse.

(3)	Includes 3,600 shares held by Mr. Chandler’s minor children and 192,000 shares held by Mr. Chandler’s spouse.

(4)	Includes 166,666 shares held by Gerdes Huff Investments of which Mr. Gerdes is a general partner and 9,999 shares held by Gerdes Family Partnership of which Mr. Gerdes is a general partner.

(5)	Includes 116,668 shares held by Jackson Investment Group of which Mr. Jackson is a general partner.

Other Matters

No matters other than those discussed in this information statement are contained in the written consent signed by the holders of a majority of the voting power of the company.

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements, and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through EDGAR may be obtained free of charge.

Interest of Certain Persons In or Opposition to Matters To Be Acted Upon

No officer or director of the company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the company. No director of the company opposed the proposed actions taken by the company set forth in this information statement.

Proposal By Security Holders

No security holder has requested the company to include any proposal in this information statement.

Expense of Information Statement

The expenses of mailing this information statement will be borne by our company, including expenses in connection with the preparation and mailing of this information statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the information statement to the beneficial owners of our common stock held of record by such persons and that our company will reimburse them for their reasonable expenses incurred in connection therewith.

Delivery Of Documents To Security Holders Sharing An Address

Only one information statement is being delivered to multiple security holders sharing an address unless the company has received contrary instructions from one or more of the security holders. The company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the company below; or by calling the company at the number below and requesting a copy of the information statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

Company Contact Information

All inquires regarding our company should be addressed to our company’s principal executive office:

Alliance Healthcard, Inc.

3500 Parkway Lane, Suite 720

Norcross, Georgia 30092

Attention: Corporate Secretary

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert D. Garces, Chairman of the Board
Robert D. Garces, Chairman of the Board